Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of May 10, 2013, by and among the parties that are signatories hereto as Guarantors (each, a “Guaranteeing Subsidiary” and, together, the “Guaranteeing Subsidiaries”), Trinseo Materials Operating S.C.A, a partnership limited by shares (société en commandite par actions) organized and existing under the laws of the Grand Duchy of Luxembourg , having its registered office at 9A, rue Gabriel Lippmann, L-5365 Munsbach and registered with the Luxembourg Trade and Companies Register under number B 153586 (the “Company”), Trinseo Materials Finance, Inc., a Delaware corporation (“Trinseo Finance” and, together with the Company, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as Trustee and Collateral Agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of the Issuers, the Guarantors and the Trustee and Collateral Agent have heretofore executed and delivered an indenture dated as of January 29, 2013 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $1,325.0 million of 8.750% Senior Secured Notes due 2019 of the Issuers (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture to which each Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuers, any Guarantor and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Issuers, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to Be Bound. Subject to Sections 2.3-2.11, each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2. Guarantee. Subject to Sections 2.3-2.11, each Guaranteeing Subsidiary agrees, on a joint and several basis with each other Guaranteeing Subsidiary and all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.

SECTION 2.3 Limitation for Swiss Guarantors.

(a) The restrictions in this Section 2.3 shall apply only to any Guaranty granted by a Guarantor incorporated under the laws of Switzerland. To the extent that (i) each Guaranteeing Subsidiary becomes, under Article X of the Indenture or under any other provision of any Notes Document, the Registration Rights Agreement or the Purchase Agreement (together the “Transaction Document”), liable for Guaranteed Obligations of its Affiliates (other than those of its direct or indirect wholly owned Subsidiaries) or otherwise obliged to grant economic benefits to its Affiliates (other than its direct or indirect wholly owned Subsidiaries), including, for the avoidance of doubt, any joint liability and/or restrictions of such Guaranteeing Subsidiary’s rights of set-off and/or subrogation or its duties to subordinate or waive claims and (ii) complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Guaranteeing Subsidiary or would otherwise be restricted under Swiss corporate law then applicable (the “Restricted Obligations”), the aggregate liability of such Guaranteeing Subsidiary for Restricted Obligations shall be limited to the amount of unrestricted equity capital surplus (including the unrestricted portion of general and statutory reserves, other free reserves, retained earnings and current net profits) available for distribution as dividends to the shareholders of such Guaranteeing Subsidiary at the time such Guaranteeing Subsidiary is required to perform under any Transaction Document, provided that this is a requirement under applicable Swiss law at that time and further provided that such limitation shall not discharge such Guaranteeing Subsidiary from its obligations in excess thereof, but merely postpone the performance date therefore until such times as performance is again permitted notwithstanding such limitation. Any and all indemnities and guarantees contained in the Transaction Documents shall be construed in a manner consistent with the provisos herein contained.

(b) In respect of Restricted Obligations, each Guaranteeing Subsidiary shall:

(1) if and to the extent required by applicable law in force at the relevant time use its best efforts to mitigate to the extent possible any obligation with respect to withholding tax in accordance with the Federal Act on Anticipatory Tax of 13 October 1965, as amended (Bundesgesetz über die Verrechnungssteuer) (“Swiss Withholding Tax”) to be levied on the Restricted Obligations (and cause its parent and other relevant Affiliates to fully cooperate in any mitigating efforts), in particular through the notification procedure, and promptly notify the Trustee thereof or, if such a notification procedure is not applicable:

(A) deduct Swiss Withholding Tax at the rate of 35 per cent. (or such other rate as in force from time to time) from any payment made by it in respect of Restricted Obligations;

(B) pay any such deduction to the Swiss Federal Tax Administration; and

(C) notify (and the Issuers shall ensure that such Guaranteeing Subsidiary will notify) the Trustee that such a deduction has been made and provide the Trustee with evidence that such a deduction has been paid to the Swiss Federal Tax Administration; and

(2) to the extent such a deduction is made, not be obliged to pay Additional Amounts in relation to any such payment made by it in respect of Restricted Obligations unless such payment is permitted under the laws of Switzerland then in force (it being understood that this shall not in any way limit any obligations of any other Guarantor or the Issuers under any Transaction Document to indemnify the Holders of the Notes and the Trustee in respect of the deduction of the Swiss Withholding Tax). Such Guaranteeing Subsidiary shall use its commercially reasonable efforts to ensure that any Person which is, as a result of a deduction of Swiss Withholding Tax, entitled to a full or partial refund of the Swiss Withholding Tax, will, as soon as possible after the deduction of the Swiss Withholding Tax, (i) request a refund of the Swiss Withholding Tax under any applicable law (including double tax treaties) and (ii) promptly upon receipt, pay to the Trustee (or to any such other Person as directed by the Trustee) any amount so refunded for application as a further payment of such Guaranteeing Subsidiary under and pursuant to the relevant Transaction Document.

(c) If and to the extent requested by the Trustee and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Holders of the Notes and the Trustee to obtain a maximum benefit under Article X of the Indenture, each Guaranteeing Subsidiary shall, and any parent company of such Guaranteeing Subsidiary being a party to the Indenture shall procure that such Guaranteeing Subsidiary will, promptly implement all such measures and/or promptly procure the fulfillment of all prerequisites allowing it to promptly make the (requested) payment(s) hereunder from time to time, including the following:

(1) preparation of an up-to-date audited balance sheet of such Guaranteeing Subsidiary;

(2) confirmation of the auditors of such Guaranteeing Subsidiary that the relevant amount represents (the maximum of) freely distributable profits and;

(3) conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (if and to the extent permitted by mandatory Swiss law);

(4) revaluation of hidden reserves (if and to the extent permitted by mandatory Swiss law);

(5) approval by a shareholders’ meeting of such Guaranteeing Subsidiary of the (resulting) profit distribution; and

(6) all such other measures necessary or useful to allow such Guaranteeing Subsidiary to make the payments agreed hereunder with a minimum of limitations.

(d) Any Collateral granted by any Guaranteeing Subsidiary under any Security Document shall, by inclusion of respective language in such Security Document(s), also be made subject to the limitations set out in this Section 2.3.

SECTION 2.4 Limitation for German Guarantors.

(a) The restrictions in this Section 2.4 shall apply only to any Guaranty and indemnity (the “German Guaranty”) granted by a Guarantor (a “German Guarantor”) incorporated under the laws of Germany as a limited liability company (“GmbH”) for liabilities of its direct or indirect shareholder(s) (upstream) or an entity affiliated with such shareholder (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (cross-stream) (excluding, for clarification purposes any direct or indirect Subsidiary of such Guarantor).

(b) The restrictions in this Section 2.4 shall not apply to the extent the German Guarantor secures any indebtedness under the Notes to the extent they are on-lent or otherwise (directly or indirectly) passed on to the relevant German Guarantor or its Subsidiaries and such amount on-lent or otherwise passed on is not repaid for as long as such amounts on-lent or otherwise (directly or indirectly) passed on as set out above have not been the subject of an adjustment in the calculation of the relevant German Guarantor’s Net Assets in accordance with Section 2.4(d) below.

(c) Restrictions on Payment.

(i) The parties to this Guaranty agree that if payment under the German Guaranty would (A) cause the amount of a German Guarantor’s net assets, as calculated pursuant to Section 2.4(d) below, to fall below the amount of its registered share capital (Stammkapital) or increase an existing shortage of its registered share capital in each case in violation of section 30 of the German Limited Liability Company Act (“GmbHG”) (such event is hereinafter referred to as a “Capital Impairment”) or (B) deprive the German Guarantor of the liquidity necessary to fulfill its financial liabilities to its creditors a (“Liquidity Impairment”), then the Trustee shall, subject to Section 2.4(c)(i) and (ii), demand payment under the German Guaranty from such German Guarantor only to the extent such Capital Impairment or Liquidity Impairment would not occur.

(ii) The restrictions set out in Section 2.4(c) in relation to a Liquidity Impairment shall cease to apply, if, at the time a demand for payment under the German Guaranty is made against a German Guarantor, such German Guarantor is unable to pay its debts as they fall due (zahlungsunfähig) or (ii) insolvency proceedings (Insolvenzverfahren) over any of such German Guarantor’s assets have been opened.

(iii) If the relevant German Guarantor does not notify the Trustee in writing (the “Management Notification”) within fifteen (15) Business Days after the Trustee notified such German Guarantor in writing of its intention to demand payment under the German Guaranty that a Capital Impairment or Liquidity Impairment would occur (setting out in reasonable detail to what extent a Capital Impairment or Liquidity Impairment would occur in the form of a management balance sheet (including explanations with regard to the Liquidity Impairment) and providing prima facie evidence that a realization or other measures undertaken in accordance with the mitigation provisions set out in Section 2.4(e) would not prevent such Capital Impairment and/or Liquidity Impairment), then the restrictions set forth in clause (i) of this Section 2.4(c) shall not apply.

(iv) If the relevant German Guarantor does not provide an Auditors’ Determination (as defined in Section 2.4(f)) within thirty (30) Business Days from the date on which the Trustee received the Management Notification, then the restrictions set out in clause (i) of this Section 2.4(c) shall not apply and the Trustee shall not be obliged to assign or make available to the German Guarantor any net proceeds realized.

(d) Net Assets. The calculation of net assets (the “Net Assets”) shall only take into account the sum of the values of the assets of the relevant German Guarantor determined in accordance with applicable law and court decisions and, if there is no positive going concern (positive Fortführungsprognose) based on the lower of book value (Buchwert) and liquidation value (Liquidationswert) (consisting of all assets which correspond to those items listed in section 266 subsection (2) A, B and C of the German Commercial Code (“HGB”)) less the relevant German Guarantor’s liabilities (consisting of all liabilities and liability reserves which correspond to those items listed in accordance with section 266 subsection (3) B, C and D of the HGB). For the purposes of calculating the Net Assets, the following balance sheet items shall be adjusted as follows:

(i) the amount of any increase in the registered share capital of the relevant German Guarantor which was carried out after the relevant German Guarantor became a party to this Guaranty without the prior written consent of the Trustee shall be deducted from the amount of the registered share capital of the relevant German Guarantor;

(ii) any funds received by any Issuer under the issuance of the Notes which have been or are on-lent or otherwise passed on to the relevant German Guarantor or to any Subsidiary of such German Guarantor and have not yet been repaid at the time when payment under the German Guaranty is demanded, shall be disregarded for as long as no demand has been made in relation to such amounts on-lent or otherwise (directly or indirectly) passed on as set out above under the Guarantee by the relevant German Guarantor in accordance with Section 2.4(b) above; and

(iii) loans or other contractual liabilities incurred by the relevant German Guarantor in gross-negligent or willful breach of Notes Documents or the shall not be taken into account as liabilities.

(e) Mitigation.

(i) The relevant German Guarantor shall realize, to the extent legally permitted and commercially justifiable in a situation where it does not have sufficient Net Assets to maintain its registered share capital, all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets but only if the relevant asset is not necessary for the German Guarantor’s business (betriebsnotwendig).

(ii) The limitations on demanding payment under this German Guaranty set out in this Section 2.4(e) shall not apply if and to the extent that the relevant German Guarantor is legally permitted to dissolve hidden reserves or setting-off claims to avoid demanding payment under the German Guaranty causing a Capital Impairment of the relevant German Guarantor provided that it is commercially justifiable to take such measures.

(f) Auditors’ Determination.

(i) If the relevant German Guarantor claims that a Capital Impairment or Liquidity Impairment would occur on payment under this German Guaranty and the Trustee has requested an Auditors’ Determination (as defined below), the German Guarantor shall (at its own cost and expense) arrange for the preparation of a balance sheet by a firm of recognized auditors (the “Auditors”) in order to have such Auditors determine whether (and if so, to what extent) any payment under this German Guaranty would cause a Capital Impairment or Liquidity Impairment (the “Auditors’ Determination”).

(ii) The Auditors’ Determination shall be prepared, taking into account the adjustments set out in Section 2.4(d) above, by applying the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) based on the same principles and evaluation methods as constantly applied by the relevant German Guarantor in the preparation of its financial statements, in particular in the preparation of its most recent annual balance sheet, and taking into consideration applicable court rulings of German courts. Subject to Section 2.4(h) below, such Auditors’ Determination shall be binding on the relevant German Guarantor and the Trustee.

(iii) Even if the relevant German Guarantor arranges for the preparation of an Auditors’ Determination, the relevant German Guarantor’s obligations under the mitigation provisions set out in Section 2.4(e) above shall continue to exist.

(g) Improvement of Financial Condition. If, after it has been provided with an Auditors’ Determination which prevented it from demanding any or only partial payment under this German Guaranty, the Trustee ascertains in good faith that the financial condition of the relevant German Guarantor as set out in the Auditors’ Determination has substantially improved (in particular, if the relevant German Guarantor has taken any action in accordance with the mitigation provisions set out in Section 2.4(e)), the Trustee may, at the relevant German Guarantor’s cost and expense, arrange for the preparation of an updated balance sheet of the relevant German Guarantor by applying the same principles (unless a change of law or court practice requires otherwise) that were used for the preparation of the Auditors’ Determination by the Auditors who prepared the Auditors’ Determination pursuant to clause (i) of Section 2.4(f) above in order for such Auditors to determine whether (and, if so, to what extent) the Capital Impairment or Liquidity Impairment has been cured as a result of the improvement of the financial condition of the relevant German Guarantor. The Trustee may demand payment under this German Guaranty to the extent that the Auditors determine that the Capital Impairment or Liquidity Impairment has been cured.

(h) No Waiver. Nothing in this Section 2.4 shall limit the enforceability, legality or validity of this German Guaranty nor shall it prevent the Trustee from claiming in court that the provision of this German Guaranty by and/or demanding payment under this German Guaranty against the relevant German Guarantor does not fall within the scope of section 30 of the GmbHG. The Trustee’s rights to any remedies it may have against the relevant German Guarantor shall not be limited if it is ascertained by a final court decision that section 30 of the GmbHG did not apply. The agreement of the Trustee to abstain from demanding any or part of the payment under this German Guaranty in accordance with the provisions above shall not constitute a waiver (Verzicht) of any right granted under this Indenture or any other Notes Document to the Trustee, the Collateral Agent or any Secured Party.

SECTION 2.5 Limitation for Belgian Guarantors.

(a) The guarantee in this Article II does not apply to any liability of any Belgian Guarantor to the extent that such liability would result in the guarantee constituting unlawful financial assistance within the meaning of the Belgian Company Code. A “Belgian Guarantor” for the purposes of this Section 2.5 shall be any Guarantor with its main establishment (“voornaamste vestiging/établissement principal”) in Belgium.

(b) Further, the obligations of any Belgian Guarantor under the guarantee in this Article II shall in all events be limited to a maximum aggregate amount equal to the greater of:

(1) an amount equal to 95 % of the greater of:

(A) the Net Assets (as defined below) of the Belgian Guarantor calculated on the basis of the last financial statements available on the date hereof;

(B) the Net Assets (as defined below) of the Belgian Guarantor calculated on the basis of the last audited financial statements or audited interim financial statements available on the date of the demand for payment by the Belgian Guarantor under the guarantee in this Article II; and

(C) the arithmetic mean of the Net Assets (as defined below) of such Belgian Guarantor on the basis of the last five audited financial statements of such Belgian Guarantor at the date a demand for payment is made under the guarantee in this Article II.

minus the amount paid or payable by such Belgian Guarantor pursuant to its guarantee obligations under the Credit Agreement.

For the purpose of this Section 2.5, “Net Assets” means the aggregate amount of the assets of the Belgian Guarantor as shown in the audited financial statements referred to above:

(i) less the aggregate amount of all financial indebtedness (schulden/dettes) referred to in Article 320 or 617 of the Belgian Company Code, owed by the Belgian Guarantor;

(ii) less the aggregate amount of the provisions (voorzieningen/provisions) referred to in Article 320 or 617 of the Belgian Company Code;

(iii) plus the aggregate amount of all financial indebtedness (schulden/dettes) referred to in Article 320 or 617 of the Belgian Company Code that are owed by the Belgian Guarantor to another member of the Group as a result of any on-lending by that member to the Belgian Guarantor of proceeds received from the issuance of the Notes,

and

(2) the aggregate amount (plus any accrued interest thereon, expenses and fees) of:

(A) the amounts received by the Belgian Guarantor and by any Subsidiary of the Belgian Guarantor pursuant to the Notes, outstanding at any given time until the demand for payment by the Belgian Guarantor under the guarantee in this Article II; and

(B) any intra-group loans or facilities made available to the Belgian Guarantor and to any Subsidiary of the Belgian Guarantor by any other member of the Group using directly or indirectly all or part of the proceeds made available pursuant to the Notes.

SECTION 2.6 Limitation for Irish Guarantors. The Guarantee does not apply to any liability to the extent that it would result in the Guarantee constituting unlawful financial assistance within the meaning of, in respect of a Guarantor incorporated under the laws of Ireland, section 60 of the Companies Act 1963 of Ireland.

SECTION 2.7 Limitation for English Guarantors. Notwithstanding anything to the contrary in the Indenture or in any other Note Document, the obligations and liabilities of any Guarantor incorporated in England and Wales under the Guarantee shall not apply to the extent that it would result in any such obligations or liabilities constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006.

SECTION 2.8 Limitation for Italian Guarantors. The obligations of any Guaranteeing Subsidiary which is incorporated under the laws of the Republic of Italy (each an “Italian Guarantor”) under the Guarantee and any indemnity, including accessories damages and indemnities (including without limitation, claims for breach of representations and undertakings, tax gross up and indemnities and any other claim) shall be limited at all times, also for the purpose of section 1938 of the Italian Civil Code, to an amount not exceeding the greater of: (a) 120% of the sum of all amounts which, have been and will be on-lent (directly or indirectly) by the Issuers or any of their subsidiaries to such Italian Guarantor or any of its subsidiaries pursuant to section 2359 of the Italian Civil Code (each an “Italian Guarantor Subsidiary”) and that as of today amounts to EUR 12.887.000,00, provided that the repayment, in whole or in part, of any such amounts by the Italian Guarantor or any Italian Guarantor Subsidiary shall not have the effect of reducing the amount under this paragraph (a); and (b) an amount equal to the corporate capital plus reserve of the Italian Guarantor as of the date of execution of the relevant Guarantee, if higher, to 90% of the net worth (“Patrimonio Netto” as defined in section 2424 of the Italian Civil Code) of the Italian Guarantor resulting from time to time from its latest annual financial statements duly approved by its shareholders’ meeting resolution; in each case under (a) and (b) above, net of any amounts paid by such Italian Guarantor pursuant to an enforcement of the guarantee given by it under Section 11 of the Credit Agreement and/or any indemnity of the relevant Italian Guarantor under such Credit Agreement, but without prejudice to the provisions of the Notes Documents as to the sharing of collateral. Any Italian Guarantor shall only guarantee and indemnify the borrowings obligations of the Issuers under the Notes, it being understood that, in any event, the relevant Guarantee shall not be construed or interpreted in such a way that it shall be deemed to be void, unenforceable or ultra vires or cause the directors of the Italian Guarantor to be held in breach of applicable law and/or organisational documents. Any liability of an Italian Guarantor under the Guarantee and any indemnity shall not include and shall not extend, directly or indirectly, to any indebtedness incurred by any of the Issuers or their subsidiaries or affiliates in relation to the acquisition of the corporate capital of such Italian Guarantor and/or of any direct or indirect controlling entity of such Italian Guarantor and/or to purchase or subscribe other instruments giving the right to purchase shares or quotas in the corporate capital of such Italian Guarantor and/or of any direct or indirect controlling entity of such Italian Guarantor.

SECTION 2.9 Limitation for Luxembourg Guarantors.

(a) Without limiting any specific exemptions set out below:

(1) no Guaranteed Obligations will extend to include any obligation or liability; and

(2) no security granted by a Guarantor incorporated in Luxembourg (the “Luxembourg Guarantor”) will secure any Guaranteed Obligations,

if to do so would be unlawful financial assistance in respect of the acquisition of shares in itself under Article 49-6 or would constitute a misuse of corporate assets (abus des biens sociaux) as defined at Article 171-1 of the Luxembourg Act on commercial companies of 10 August 1915, as amended.

(b) Notwithstanding any other provision in this Indenture, the maximum amount payable by a Luxembourg Guarantor in respect of its Guaranteed Obligations and any amounts guaranteed by it under the Credit Agreement shall not, at any time, exceed the greater of:

(1) an amount equal to 95% of that Luxembourg Guarantor’s net assets (capitaux propres), existing as at the date of this Agreement, as shown in its most recently and duly approved financial statements (comptes annuels); and

(2) an amount equal to 95% of that Luxembourg Guarantor’s net assets (capitaux propres), existing as at the first date upon which the Trustee makes written demand upon the Luxembourg Guarantor to make payment in respect of any Guaranteed Obligations., as shown in its most recently and duly approved financial statements (comptes annuels).

For this purpose “net assets (capitaux propres)” will be determined in accordance 319 with Article 34 of the Luxembourg Act of 19 December 2002 on the Register of 320 Commerce and Companies, on accounting and on annual accounts of the companies.

(c) The limit in paragraph (b) above will not apply to any Guaranteed Obligations in respect of any amounts financed directly or indirectly by the issue of the Notes and on-lent to the direct or indirect subsidiaries of that Luxembourg Guarantor or any other liabilities of the Subsidiaries of the Luxembourg Guarantor’s under the Indenture.

SECTION 2.10 Limitation for Swedish Guarantors. The obligations of any Guarantor incorporated in Sweden in its capacity as a Guarantor (each a “Swedish Guarantor”) shall be limited if (and only if) and to the extent required by an application of the provision of the Swedish Companies Act (Sw. Aktiebolagslagen (2005:551)) (or its equivalent from time to time) regulating distribution of assets (including profits and dividends and any other form of transfer or value) (Chapter 17, Section 1-3 (or its equivalent from time to time)) and it is understood that the liability of each Swedish Guarantor under this Indenture only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act, provided that all steps available to the Swedish Guarantors and their respective shareholder to authorize their obligations under the Indenture have been taken.

SECTION 2.11 French Collateral Guarantor Parallel Debt Provisions.

(a) Each Guarantor which is party to any Security Document governed by French law (the “French Collateral Guarantors”) hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent as creditor in its own right and not as a representative of the other Secured Parties amounts equal to any amounts owing from time to time by that Guarantor to any Secured Party under any Notes Document as and when those amounts are due for payment under the relevant Notes Document.

(b) Each French Collateral Guarantor and the Collateral Agent acknowledge that the obligations of each French Collateral Guarantor under Section 2.11(a) are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that French Collateral Guarantor to any Secured Party under any Notes Document (its “Corresponding Debt”) nor shall the amounts for which each French Collateral Guarantor is liable under Section 2.11(a)) (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that: (i) the Parallel Debt of each French Collateral Guarantor shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged and (ii) the Corresponding Debt of each French Collateral Guarantor shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged.

(c) The Collateral Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The Security Documents governed by French law granted under the Notes Documents to the Collateral Agent to secure the Parallel Debt is granted to the Collateral Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust.

(d) All monies received or recovered by the Collateral Agent pursuant to this Section 2.11, and all amounts received or recovered by the Notes Documents from or by the enforcement of any Security Documents governed by French law granted to secure the Parallel Debt, shall be applied in accordance with this Agreement.

(e) Without limiting or affecting the Collateral Agent’s rights against the French Collateral Guarantors (whether under this Section 2.11 or under any other provision of the Notes Documents), each French Collateral Guarantor acknowledges that nothing in this Section 2.11 shall impose any obligation on the Collateral Agent to advance any sum to any French Collateral Guarantor or otherwise under any Notes Document.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Issuers as provided in the Indenture for notices to the Issuers.

SECTION 3.2. Merger and Consolidation. No Guaranteeing Subsidiary shall sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person (other than an Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(f) of the Indenture.

SECTION 3.3. Release of Guarantee. This Guarantee shall be released in accordance with Section 10.2 of the Indenture.

SECTION 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 13.10 (JURISDICTION) OF THE INDENTURE SHALL APPLY TO THIS SUPPLEMENTAL INDENTURE. THE APPLICATION OF THE PROVISIONS SET OUT IN ARTICLES 86 TO 94-8 OF THE LUXEMBOURG LAW ON COMMERCIAL COMPANIES DATED AUGUST 10, 1915 IS EXCLUDED.

SECTION 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7. Benefits Acknowledged. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.9. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.11. Execution and Delivery. Each Guaranteeing Subsidiary agrees that each Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

SECTION 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TRINSEO MATERIALS OPERATING S.C.A.
Acting through its general partner Trinseo Materials S.à r.l.

By:
	Name:	John A. Feenan
	Title:	Authorised Signatory

TRINSEO MATERIALS FINANCE, INC.

By:
	Name:	John A. Feenan
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

STYRON HOLDING B.V. as a Guarantor

By:
	Name:	F.J.C.M. Kempenaars
	Title:	Director	F.J.C.M. Kempenaars
Director
Styron Holding B.V.

[Signature Page to Supplemental Indenture]

STYRON NETHERLANDS B.V. as a Guarantor

By:
Name:
	Title:	Director

By:
Name:
	Title:	Director	F.J.C.M. Kempenaars
Director
Styron Netherlands B.V.

R.T.C. van Beelen
Director
Styron Netherlands B.V.

[Signature Page to Supplemental Indenture]

STYRON FINANCE LUXEMBOURG S.À R.L.

Société à responsabilité limitée 9A, rue Gabriel Lippmann, L-5365 Munsbach R.C.S. Luxembourg: B 151.012 Share Capital: USD 25,001.- as a Guarantor

By:
	Name:	Ralph A. Than
	Title:	Authorized Signatory

[Signature Page to Supplemental Indenture]

Styron Deutschland GmbH

By:
	Name:	Ralf Irmert
	Title:	Managing Director

Styron Deutschland Anlagengesellschaft mbH

By:
	Name:	Hans-Heinrich Neuhaus
	Title:	Managing Director

[Signature Page to Supplemental Indenture]

Styron Deutschland GmbH

By:
	Name:	Ralf Irmert
	Title:	Managing Director

Styron Deutschland Anlagengesellschaft mbH

By:
	Name:	Hans-Heinrich Neuhaus
	Title:	Managing Director

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, Styron (Hong Kong) Limited has caused this Supplemental Indenture to be duly executed and delivered as a deed, as of the date first above written.

STYRON (HONG KONG) LIMITED

SEALED with the COMMON SEAL of STYRON (HONG KONG) LIMITED
and SIGNED by	Lee Chung Lok	,

[Signature of Director]
Director
in the presence of:

[Signature of Witness]

Name of Witness:	Law Chi Man
Address of Witness:	40 - 50 Tsing Yi Road, Tsing Yi, Hong Kong
Occupation of Witness:	Secretary

[Signature Page to Supplemental Indenture]

Given the common seal of
STYRON MATERIALS IRELAND

Director

Director~~/Secretar~~y

[Signature Page to Supplemental Indenture]

STYRON BELGIUM BVBA,
as a Guarantor

By:
	Name:		F.J.C.M. Kempenaars Director Styron Belgium B.V.B.A.
	Title:	Director

[Signature Page to Supplemental Indenture]

STYRON UK LIMITED
as a Guarantor

By:
	Name:	Walter Bosschieter
	Title:	Director

[Signature Page to Supplemental Indenture]

Signed, sealed and delivered for and on behalf of Styron Australia Pty Ltd by its attorney under a power of attorney dated 4 April 2013 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

MARION MEEHAN	MARK STEWART TUCKER
Full name of witness	Full name of attorney

[Signature Page to Supplemental Indenture]

STYRON ITALIA S.R.L.,
as Guarantor

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

STYRON CANADA ULC

Per:
	Name:	Ralph A. Than
	Title:	President

[Signature Page to Supplemental Indenture]

The COMMON SEAL of	)
STYRON HOLDINGS ASIA PTE. LTD.	)
was hereunto affixed in accordance with its	)
Articles of Association:	)

Director JESSIE HENG HWEE KOON

Director/~~Secreta~~ry DONGYU CAI

[Signature Page to Supplemental Indenture]

The COMMON SEAL of	)
STYRON SINGAPORE PTE. LTD.	)
was hereunto affixed in accordance with its	)
Articles of Association:	)

Director JESSIE HENG HWEE KOON

Director/~~Secretary~~ DONGYU CAI

[Signature Page to Supplemental Indenture]

STYRON EUROPE GMBH,
as a Guarantor

By:
	Name:	Marco Levi
	Title:	Director

[Signature Page to Supplemental Indenture]

STYRON SVERIGE AB,
as a Guarantor

By:
	Name:	Erkki Kesti,
	Title:	Authorised Signatory

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
	Name:	Jane Schweiger
	Title:	Vice President

[Signature Page to Supplemental Indenture]